EXECUTION VERSION

SECOND AMENDMENT

Dated as of: July 16, 2018

This SECOND AMENDMENT (this “Amendment”) dated as of July 16, 2018, is entered into by and between Goldman Sachs Private Middle Market Credit LLC, a Delaware limited liability company (the “Primary Borrower” and, together with any Qualified Borrowers becoming a party to the Credit Agreement (as defined below), the “Borrowers” and each a “Borrower”), and Bank of America, N.A. (“Bank of America”), as the administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties, the Lead Arranger, the Letter of Credit Issuer and as a Lender (in such capacity, “Lender”).

RECITALS

WHEREAS, the parties hereto entered into that certain Revolving Credit Agreement, dated as of July 18, 2016 (as amended by that certain First Amendment to the Revolving Credit Agreement, dated as of March 3, 2017, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrowers have requested an extension of the Stated Maturity Date and the Administrative Agent and the extending Lenders have agreed to the same subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

SECTION 2. Amendment to Credit Agreement. Effective as of the Effective Date (as defined below), the definition of “Stated Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Stated Maturity Date” means August 16, 2018, subject to the Borrowers’ extension of such date under Section 2.15; provided that the Stated Maturity Date shall not be later than thirty (30) days prior to the date on which the Primary Borrower’s ability to call Investor Capital Contributions to repay Obligations is terminated.”

SECTION 3. Conditions Precedent. This Amendment shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received (each in form and substance reasonably satisfactory to the Administrative Agent):

(i)        an executed counterpart (or counterparts) of this Amendment from Bank of America and the Borrower; and

(ii)        payment of all fees and other amounts due and payable on or prior to the Effective Date, including, without limitation, (A) payment of an extension fee in an amount as agreed to by the parties, which fee is fully-earned as of the date hereof, non-refundable and (except as otherwise expressly set forth therein) not creditable against any other fees, and (B) the fees and disbursements invoiced through the Effective Date of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP.

SECTION 4. Affirmations.

4.1.        The Borrower hereby acknowledges and confirms to Administrative Agent and each Lender that (a) the Collateral Documents and each other Loan Document to which it is a party are each hereby reaffirmed and ratified without qualification and are and remain in full force and effect in accordance with their respective terms and (b) the Liens and security interests of the Administrative Agent under the Collateral Documents and the other Loan Documents that secure all the Obligations, continue in full force and effect in accordance with their respective terms and have the same priority as before this Amendment.

4.2.        The Borrower acknowledges and affirms that the Constituent Documents, resolutions and incumbency certificates previously delivered to the Administrative Agent remain in full force and effect as of the Effective Date and have not been amended, modified or rescinded prior to the date hereof.

SECTION 5. Miscellaneous.

5.1.        Representations and Warranties. (a) Each of the parties hereto hereby represents and warrants that this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as limited by Debtor Relief Laws and equitable principles, (b) the Borrower hereby represents and warrants as of the Effective Date that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (or with respect to representations and warranties expressly relating to an earlier date are true and correct in all material respects as of such earlier date), (c) the Borrower hereby represents and warrants that upon the Effective Date, no Default or Event of Default shall exist, and (d) the Borrower hereby represents and warrants that as of the Effective Date no event has occurred since the date of the most recent financial statements of the Borrower delivered to the Administrative Agent which could reasonably be expected to have a Material Adverse Effect.

5.2.        References to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “the Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

5.3.        No Effect on Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

5.4.        No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

5.5.        Governing Law. The laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Amendment.

5.6.        Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.7.        Headings. Section headings in this Amendment are for convenience of reference only and shall in no way affect the interpretation of this Amendment or any provision hereof.

5.8.        Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Administrative Agent, Lead Arranger, Letter of Credit Issuer and a Lender

By:	/s/ Scott Suhoza
Name: Scott Suhoza
Title: Vice President

[SIGNATURES CONTINUE]

BOA – GS PMMC – Second Amendment to Credit Agreement

BORROWER: GOLDMAN SACHS PRIVATE MIDDLE
MARKET CREDIT LLC, a Delaware limited liability company

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory

BOA – GS PMMC – Second Amendment to Credit Agreement